UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2006

LASALLE HOTEL PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 941-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM7.01.	REGULATION FD DISCLOSURE.

LaSalle Hotel Properties issued a press release on March 3, 2006 announcing that it had closed on a $140.0 million secured loan with Wells Fargo Bank. A copy of such press release is furnished as Exhibit 99.1 to this report.

ITEM 8.01.	OTHER EVENTS.

LaSalle Hotel Properties today announced it has successfully executed a $140.0 million secured loan with Wells Fargo Bank at a fixed annualized interest rate of 5.75 percent. The term of the loan is 10 years, interest only for five years, and is collateralized by the 751-room Westin Michigan Avenue Hotel. Proceeds from the loan will be used to reduce the Company’s outstanding balance on its credit facility.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release, dated March 3, 2006, issued by LaSalle Hotel Properties, regarding closing of loan.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: March 3, 2006	BY:	/S/ HANS S. WEGER
Hans S. Weger Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated March 3, 2006, issued by LaSalle Hotel Properties, regarding closing of loan.